As filed with the Securities and Exchange Commission on July 28, 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                              E-STAMP CORPORATION
            (Exact name of Registrant as specified in its charter)

        Delaware               2051 Stierlin Court                      76-0518568
(State of Incorporation)  Mountain View, California 94043   (I.R.S. Employer Identification No.)
  (Address, including zip code, of Registrant's principal executive offices)

             Infinity Logistics Corporation 1998 Stock Option Plan

                           (Full title of the plan)


                                Robert H. Ewald
                     President and Chief Executive Officer
                              E-Stamp Corporation
                              2051 Stierlin Court
                        Mountain View, California 94043
                                (650) 919-7500
(Name, address, and telephone number, including area code, of agent for service)


                                   Copy to:
                           Michelle L. Whipkey, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                           Proposed             Proposed
                                                           Amount          Maximum              Maximum          Amount of
                     Title of Securities to                 to be      Offering Price Per       Aggregate       Registration
                         be Registered                   Registered/(1)/     Share/(2)/       Offering Price/(2)/   Fee/(2)/
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value.....................        245,369          $0.82               $201,203          $53.12
------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. With respect to 245,369 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price per share is equal to the weighted average exercise price of $0.82 per share pursuant to Rule 457(h) under the Securities Act.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

               1. The Registrant's Annual Report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (SEC File No. 000-27417), on March 30, 2000.

               2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

Exhibit
Number                                   Document
---------  ---------------------------------------------------------------------

      4.1* Specimen Common Stock Certificate

      5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), with respect to the legality of the securities being registered.

     10.1  Infinity Logistics Corporation 1998 Stock Option Plan

     23.1  Consent of Ernst & Young, LLP, Independent Auditors

     23.2  Consent of WSGR (contained in Exhibit 5.1)

     24.1  Power of Attorney (see page 4)

______________________

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-85359), declared effective on October 8, 1999, and incorporated herein by reference.

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                 [ Remainder of Page Intentionally Left Blank ]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 28th day of July, 2000.

                              E-Stamp Corporation

                              By: /s/ Robert H. Ewald
                                 -----------------------------------
                                    Robert H. Ewald
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Ewald and Edward F. Malysz and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement on Form S-8.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                                      Date
----------------------------------    -------------------------------------------    -------------------------------------
/s/ Robert H. Ewald                   President, Chief Executive Officer and                    July 28, 2000
----------------------------------    Director (Principal Executive Officer)
Robert H. Ewald

                                      Vice President, General Counsel and Chief
/s/ Edward F. Malysz                  Financial Officer (Principal Financial and                July 28, 2000
----------------------------------    Accounting Officer)
Edward F. Malysz

                                      Chairman of the Board                                     July 28, 2000
/s/ Marcelo A. Gumucio
----------------------------------
Marcelo A. Gumucio
                                      Director                                                  July 28, 2000
/s/ John V. Balen
----------------------------------
John V. Balen
                                      Director                                                  July 28, 2000
/s/ Thomas L. Rosch
----------------------------------
Thomas L. Rosch
                                      Director                                                  July 28, 2000
/s/ Peter Boit
----------------------------------
Peter Boit
                                      Director                                                  July 28, 2000
/s/ Adam Wagner
----------------------------------
Adam Wagner

                                    Director
-------------------------------
Rebecca Saeger
                                    Director             July 28, 2000
/s/ Robert J. Cresci
-------------------------------
Robert J. Cresci
                                    Director

-------------------------------
Jerry Gramaglia

                               INDEX TO EXHIBITS


Exhibit
Number                                                 Document
---------     --------------------------------------------------------------------------------------
     4.1*     Specimen Common Stock Certificate

      5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), with respect to the legality of the securities being registered.

     10.1     Infinity Logistics Corporation 1998 Stock Option Plan

     23.1     Consent of Ernst & Young, LLP, Independent Auditors

     23.2     Consent of WSGR (contained in Exhibit 5.1)

     24.1     Power of Attorney (see page 4)


   ________________________


* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-85359), declared effective on October 8, 1999, and incorporated herein by reference.